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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Amended and Restated 1992 Stock Option Plan of Aspect Development, Inc. of our report dated January 26, 1998, with respect to the consolidated financial statements of Aspect Development, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP

Palo Alto, California
September 4, 1998